Exhibit 99.(a)(32)

From: Uematsu, K. (Kenji) (KPNCC M&A Management) Sent: Tuesday, April 07, 2009 4:29:03 PM To: Costermans, H.J. (Huib) (W&O Financien Manager); Dijk, van, J.A. (Johannes) (W&O Financien BC Carrier Services); Schot, van der, P.J. (Paul) (W&O CS DIR Veranderingsmanagement) Cc: Hageman, W.T.J. (Eric) (M INT Challenge group): Braat, D. (Daniel) (KPNCC M&A Management); Rodenburg, J.J. (Jan) (KPNCC M&A Management) Subject: Celtic: Draft for Review Attachments: 090407 Celtic RvB Performance considerations v15. ppt; 090407 Celtic RvB M&A considerations v10. ppt Dear Huib, Johannes, and Paul, Please find attached Parts 1 and 2 of the Celtic presentation for your review. Huib and Johannes, we should discuss the “business case” and valuation assumptions tomorrow. We can discuss after your discussion with Eelco / Joost. Thanks. Kind regards, Kenji Kenji Uematsu KPN Royal Dutch Telecom Mergers & Acquisitions Maanplein 55 2516 CK The Hague The Netherlands Tel: +31 (0)70 3434 868 Mob: +31 (0)6 4501 2902 Fax: +31 (0)70 446 0593 Email: kenji.uematsu@kpn.com JX 085 Highly Confidential KPN00082405

[GRAPHIC] WORK IN PROGRESS Project Celtic Performance considerations The Hague, 9 April 2009 Strictly private & confidential Q1 2008 1 Highly Confidential KPN00082406

[GRAPHIC] WORK IN PROGRESS Introduction • In October 2008, three strategic scenarios for Celtic were presented and discussed in the Board of Management. The scenarios were: – Buy remaining stake (“public-to-private” transaction) – Sell current KPN stake – Maintain “status quo” (maintain structure and improve operations) • Board of Management (October 2008) mandated: – investigate possible replacement of Celtic management without pursuing the process of acquiring the remaining stake – get business “back on track” • In this presentation, we will review developments since October and strategic fit with KPN, and examine preliminary value creation potential • Objective is to determine if we should “hold on” to the business Q1 2008 2 Highly Confidential KPN00082407

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kpn

Developments since October 2008

Management	• **Management from October 2008 still in place** – CFO replacement not pursued – COO appointment status: final steps in progress
Financial	• **FY 2008 operational and financial performance was mixed**[1] – Year-over-year traffic volume decreased slightly by ~ 1.3% – Year-over-year revenue decreased by ~ 5% – Year-over-year EBITDA decreased by ~ 19% • **In December 2008, an impairment was made on Celtic** – KPN recognized an impairment charge of $89 mn (approx. € 67 mn), which represents the 56% KPN share of the total impairment charge of $159 mn – Additional Q1 09 impairment estimated to be $14 mn (56% share of $ 25 mn)
Share price	• **Since October 2008, the share price of Celtic has lost more than half its value** – Share price of $0.83 as of 2 Apr 2009 (total equity value of $59 mn) – Analyst target price development (Jefferies): • $4.00 April 2008 • $2.00 October 2008 • $1.25 February 2009 • **Jefferies dropped analyst coverage of Celtic in February 2009, there are currently no analysts covering company**

1. Based on Jefferies & Company research report dated 27 January 2008

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[GRAPHIC] WORK IN PROGRESS Strategic rationale Acquisition rationale to SvB(1) Current situation Greater scale Creation of Tier 1 wholesale player with the ambition to become a top three carrier Greater scale achieved Complementary footprints Complementary sales forces and network footprints to generate new sales Achieved, but sales down (14.5% decline YoY for Q4 08) Cost synergies Cost synergies via scale and operational efficiencies Expected synergies are being realized with some delay Cross-selling Knowledge and client base sharing to gain access to new markets Teams have been integrated, cross-selling in progress Strong financial profile Growth strategy via solid balance sheet and cash flow With trading traffic declining, financial profile potentially at risk Other Carrier business dependent on scale and efficiency, acquire/partner or “get out” Scale achieved, efficiency improvements still underway 1. Based on Supervisory Board presentation dated 14 June 2006 (“Project Volcano”) Q1 2008 4 Highly Confidential KPN00082409

[GRAPHIC] WORK IN PROGRESS Market developments [GRAPHIC] [GRAPHIC] [GRAPHIC] • International wholesale traffic is still growing, even in 2008 (approx. 10% in 2008) • Celtic still one of the largest international wholesale carriers • Celtic traffic stabilized in 2008 compared to 2007 at 24 billion minutes, therefore market share decreased • Other market developments – VoIP share still growing – TDM share decreases, but overall still growing and substantia part of the overal business – Dereguiation and increased competition has caused prices for long distance telephone service to steadily decline – Gross margins under pressure caused by (regional) operators Q1 2008 5 Highly Confidential KPN00082410

[GRAPHIC] WORK IN PROGRESS Base case financials(1) 2010 and 2011 financials to be discussec with W&O finance ($ mn) 2004PF 2005PF 2006PF 2007PF 2008A 2009E 2010E 2011E 2012E 2013E 2014E 2015E Revenue 994.2 1,140.6 1,298.9 1,390.6 1,323.6 1,317.3 1,335.9 1,354.5 1,372.9 1,391.2 1,414.0 1,440.4 Growth 14.7% 13.9% 7.1% (4.8%) (0.5%) 1.4% 1.4% 1.0% 1.3% 1.6% 1.9% Gross margin 120.6 103.3 133.4 142.4 136.3 128.7% 128.4 120.8 135.0 142.0 144.3 147.0 Margin 12.13% 9.1% 10.3% 10.2% 10.3% 9.8% 9.6% 9.8% 9.8% 10.2% 10.2% 10.2% Operating expenses 57.2 64.4 72.5 90.1 94.0 90.0 92.6 93.8 95.1 96.2 96.7 97.7 Operating EBITDA 83.4 98.0 60.9 52.9 42.3(2) 98.7 95.8 98.0 99.9 45.8 47.6 49.9 Margin 6.4% 9.4% 4.1% [Illegible] 3.2% 9.0% 2.7% 2.7% 2.9% 9.3% 9.4% 9.4% Depreciation 24.6 18.8 17.4 n.a 32.0 38.0 39.4% 31.8 28.6 20.9 21.0 17.0 Operating EBIT 38.8 20.1 43.5 n.a 10.3(2) 1.7 (3.6) 4.3 11.3 24.9 26.6 32.3 Margin 9.9% 1.8% 3.1% n.a 0.8% 0.1% (0.3%) 0.3% 0.8% 1.8% 1.9% 2.2% Capex (7.5) (8.3) (14.8) n.a (16.0) (15.0) (15.3) (16.1) (17.4) (18.2) (17.6) (17.6) EBITDA - Capex 55.1 30.8 40.1 n.a [Illegible] 24.7 20.0 20.0 22.0 27.0 30.0 31.7 • 2009E figures based on Celtic management projections • Beginning in 2010, assumes: – 2.1% compounded annual price decline – 3.8% compounded annual growth in minutes – 0.4% higher gross margin during forecast period – No opex savings 1. Source: Years 2004PF – 2008PF Volcano Supervisory Board presentation dated 6 Dec 2006. 2007PF Jefferies & Co. report dated 27 Jan 2009. 2008A 10-K 2008 iBasis and 2009E – 2015E own estimations 2. Excludes goodwill Impairment of $214.8 mn Q1 2008 6 Highly Confidential KPN00082411

[GRAPHIC] Performance improvement potential A Considerations Base case valuation • FY 2009 management plan as starting point • From 2010, 2.1% compounded annual price decline, 3.8% CAGR in minutes, 0.4% higher gross margin during forecast period. No opex savings B1 Additional price decline • Additional price erosion of 1% per year, resulting in 3.0% compounded annual price decline (vs. 2.1% in base case) B2 Additional growth in minutes • Additional growth in traffic minutes of 1% per year, resulting in 4.7% CAGR in traffic (vs. 3.8% in base case) B3 Gross margin improvement • Additional gross margin improvement resulting in 1.4% higher gross margin during forecast period (vs. 0.4% higher in base case) B4 Opex savings Assumes € 2 million of opex savings (vs. € 0 in base case)

[GRAPHIC] Performance improvement potential (cont’d) [GRAPHIC] 1. Equity value based on closing share price of $ 0.83 on 2 Apr 2009 and 71.2 mn shares outstanding

[GRAPHIC] Conclusion and next steps • Preliminary value creation potential suggests that we should “hold on” to business • Our beliefs – Carrier business is non-core, however, we would like to remain active in the business for the coming years – We think the market is currently undervaluing Celtic – We believe performance can be improved and therefore value creation can be realized – The likelihood of improving performance will increase with full ownership • Next steps To be validated with Eelco / Joost – Validate value creation potential – Identify actions required to implement performance improvement – Assess ownership structure going forward (see second presentation) Q1 2008 9 Highly Confidential KPN00082414

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Appendix

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[GRAPHIC] Operational and financial performance [GRAPHIC] [GRAPHIC] [GRAPHIC] [GRAPHIC] 1. Business Plan Celtic 2008 2. Jefferies and Company 3. NASDAQ index rebased to Celtic share price of $5.49 on 1 January 2006 Q1 2008 11 Highly Confidential KPN00082416

[GRAPHIC] Public valuation development of (non-)KPN stake Non-KPN stake currently valued at €16.5 mn, perhaps undervalued Exchg. rate Share price # Share (mn) Market cap ($ and € mn) KPN share Value KPN ($ and € mn) Value non-KPN ($ and € mn) Acquisition Value(1) (09/10/07) 0.7096 $7.82 €5.55 74.8 $585.3 €415.3 51% $298.5 €211.8 $286.8 €203.5 October 2008 Value (27/10/08) 0.7957 $1.56 €1.24 71.2 $111.1 €88.4 56% $62.6 €49.8 $48.5 €38.6 Current value (2/4/09) 0.7561 $0.83 €0.63 71.2 $59.1 €44.7 56% $33.3 €25.2 $25.8 €19.5 • Value of remaining stake is now $25.8 mn (€19.5 mn) • Last Jefferies target price of $1.25 per share (Feb. 2009) represents ~50% premium to share price as of 2 April 2009 Value ranges of non-KPN stake ($ and € mn) Premium to current share price 0% 25% 50% 75% 100% Price per share $ $0.83 $1.04 $1.25 $1.45 $1.66 Value of non-KPN share ($ and € in mn) $ $25.8 $32.2 $38.7 $45.1 $51.6 € €18.5 €24.4 €29.3 €34.1 €39.0 Share price as of 2 April 2009 Last Jefferies target price (Feb. ’09, $1.25 per share) 1. Closing date was 1 October 2008, acquisition value assumed to be post-dividend market capitalizaiion Q1 2008 12 Highly Confidential KPN00082417

[GRAPHIC] Financial comparison [GRAPHIC] [GRAPHIC] 1. Actual figures for 2004 – 2007 are based on pro forma figures. 2004, 2005 and 2006 pro forma figures based on Volcano Supervisory Board presentation dated 6 Dec 2006. 2007 pro forma figure based on Jefferies & Co. report dated 27 January 2009 2 Jefferies & Co. report dated 27 January 2009 Q1 2008 13 Highly Confidential KPN00082418

[GRAPHIC] Financial comparison (cont’d) [GRAPHIC] [GRAPHIC] 1. Actual figures for 2004 – 2007 are based on pro forma figures. 2004, 2005 and 2006 pro forma figures based on Volcano Supervisory Board presentation dated 6 Dec 2006. 2007 pro forma figure based on Jefferies & Co. report dated 27 January 2009 2. Jefferies & Co. report dated 27 January 2009 3. Defined as EBITDA capex Q1 2008 14 Highly Confidential KPN00082419

[GRAPHIC] Financial comparison (cont’d) [GRAPHIC] [GRAPHIC] 1. Actual figures for 2004 – 2007 are based on pro forma figures. 2004, 2005 and 2006 pro forma figures based on Volcano Supervisory Board presentation dated 6 Dec 2006. 2007 pro forma figure based on Jefferies & Co. report dated 27 January 2009 2. Jefferies & Co. report dated 27 January 2009 Q1 2008 15 Highly Confidential KPN00082420

[GRAPHIC] Jefferies and Co. forecast(6) ($ mn) 2004PF 2005PF 2006PF 2007PF 2008A 2009E 2010E 2011E 2012E 2013E 2014E Revenue 994.2 1,140.6 1,298.9 1,390.6 1,323.6 1,257.1 1,275.4 1,289.2 1,303.6 1,316.1 1,328.6 Growth 14.7% 13.9% 7.1% 4.8% (5.0%) 1.5% 1.1% 1.1% 1.0% 0.9% Gross margin 120.6 103.3 133.4 142.4 136.3 133.4 137.4 139.0 140.6 142.0 143.4 Margin 12.1% 9.1% 10.3% 10.2% 10.3% 10.6% 10.8% 10.8% 10.8% 10.8% 10.8% Operating expenses 57.2 64.4 72.5 90.1 34.0 95.6 96.8 97.8 98.9 99.9 100.8 Operating EBITDA 63.4 38.9 60.9 52.3 42.3(2) 97.8 44.0 41.2 41.7 42.1 42.8 Margin 0.4% 3.0% 4.7% 3.8% 3.2% 3.0% 3.2% 3.2% 3.2% 3.2% 32% Depreciation 24.6 18.8 17.4 n.a 32.0 32.2 32.9 33.3 31.2 28.8 27.6 Operating EBIT 31.1 28.1 43.5 n.a 10.3(2) 5.6 7.7 7.0 10.5 12.3 15.0 Margin 3.8% 1.8% 3.3% n.a 0.8% 0.5 0.6% 0.0% 0.8% 1.0% 1.1% Capex (7.5) (8.3) (14.8) n.a (16.0) (15.0) (18.0) (71.0) (24.0) (26.3) (28.3) EBITDA - Capex 33.1 38.6 48.1 n.a 10.3(2) 22.8 22.2 20.2 17.7 15.1 14.3 Jefferies DCF valuation WACC 15% Terminal growth rate 0% PV Terminal Value 28.3 Firm Value ($ mn) 64.0 Not debt (cash) (41.0) Equity value 105.0 Public market discount 15% Public market equity value 89.3 1. Source Years 2004PF – 2006PF Volcano Supervisory Board presentation dated 8 Dec 2008. 2007PF and 2009E – 2015E Jefferies & Co. report dated 27 Jan 2009 and 2008A 10-K 2008 iBasis 2. Excludes goodwill impairment of $214.8 mn Q1 2008 16 Highly Confidential KPN00082421

[GRAPHIC] Base case financials(1) ($ mn) 2004PF 2005PF 2006PF 2007PF 2008A 2009E 2010E 2011E 2012E 2013E 2014E 2015E Revenue 994.2 1,149.6 1,298.9 1,398.5 1,322.8 1,317.3 1,335.3 1,345.5 1,372.0 1,391.2 1,414.8 1,449.4 Growth 14.7% 13.9% 7.1% 4.8% (0.5%) 1.4% 1.4% 1.4% 1.3% 1.6% 1.9% Gross margin 120.6 103.3 133.4 142.4 136.3 129.7 128.4 129.8 135.0 142.0 144.3 147.0 Margin 12.1% 9.1% 10.3% 10.2% 10.3% 9.2% 9.8% 9.6% 9.8% 10.2% 10.2% 10.2% Operating expenses 57.2 64.4 72.5 90.1 34.0 90.0 92.6 33.8 96.1 96.2 96.7 97.7 Operating EBITDA 63.4 38.9 60.9 52.3 42.5(1) 39.7 31.6 34.0 39.9 45.8 47.6 49.3 Margin 0.4% 3.4% 4.7% 3.8% 3.2% 3.0% 2.7% 2.7% 2.9% 3.3% 3.4% 3.4% Depreciation 24.6 18.8 17.4 n.a 32.0 38.0 39.4 31.8 28.6 20.9 21.0 17.0 Operating EBIT 38.8 28.1 43.5 n.a 10.3(2) 1.7 (1.6) 4.3 11.3 24.8 26.6 32.3 Margin 3.8% 1.8% 3.3% n.a 0.8% 0.1% (0.3%) 0.3% 0.8% 1.9% 1.9% 2.2% Capex (7.5) (8.3) (14.8) n.a (16.0) (15.0) (15.3) (16.1) (17.4) (18.2) (17.6) (17.6) EBITDA - Capex 55.9 38.6 48.1 n.a 20.3(2) 24.7 24.6 29.0 22.8 27.8 38.0 31.7 Base case valuations WACC 16% Terminal growth rate 2% PV Terminal Value 55.8 Firm Value ($ mn) 140.7 Not debt (cash) (27.0) Equity value 167.7 1. Source: Years 2004PF – 2006PF Volcano Supervisory Board presentation dated 6 Dec 2006. 2007PF Jefferies & Co. report dated 27 Jan 2009. 2008A 10-K 2008 iBasis and 2009E – 2015E own estimations 2. Excludes goodwill impairment of $214.8 mn Q1 2008 17 Highly Confidential KPN00082422

[GRAPHIC] Project Celtic M&A considerations The Hague. 9 April 2009 Strictly private & confidential Q1 2008 1 Highly Confidential KPN00082423

[GRAPHIC] Introduction • If we believe in value creation potential, what is the best ownership structure going forward? • KPN has three options going forward – “Buy” remaining 44% stake – “Keep” 56% KPN stake – “Sell” 56% KPN stake • To validate the best way forward, we assess financial, legal and governance aspects • Objective is to reach a preliminary conclusion on ownership going forward and agree on next steps Q1 2008 2 Highly Confidential KPN00082424

[GRAPHIC] Overview of considerations Buy Keep Sell Pros • Full ownership and delisting • Strategic flexibility • Different governance structure • Full upside potential available • Realization of upside potential more likely • No investment needed (for remaining stake) • Only 56% of upside • No management focus requirement for Celtic Cons • Additional investment needed • Time and effort for delisting process • Relatively high deal costs • Can we improve business performance without 100% ownership? • Continued focus of management team • Damage to reputation (i.e., “reverse course” on strategic rationale) • Loss of consolidated financial figures (Celtic revenues represented 6.3% of total FY 2008 revenues) • Potential book loss • No upside Q1 2008 3 Highly Confidential KPN00082425

[GRAPHIC] Financial aspects Valuation EV / EBITDA multiples Enterprise Value Clarification 2008A 2009E(3) Current trading $32 mn Share price of $0.83 per share(1) 0.8x 0.8x Jefferies target price $64 mn Target price of $1.25 per share 1.5x 1.6x Colt Telecom EV / EBITDA ’09E $98 mn Implied share price of $1.84 per share 2.3x 2.5x WE Telco operators(2) EV / EBITDA ’09E $186 mn Implied share price of $2.87 per share 4.4x 4.7x 1. As of 2 Apr 2009 2. Sample consisting of BT, Deutsche Telecom, KPN, France Telecom, Telecom Italia, and Telefónica 3. Based on Celtic management projection Q1 2008 4 Highly Confidential KPN00082426

[GRAPHIC] Financial aspects (cont’d) Value creation potential in Buy scenario [GRAPHIC] 1. Equity value based on closing share price of $0.83 on 2 Apr 2009 and 71.2 mn shares outstanding Q1 2008 5 Highly Confidential KPN00082427

[GRAPHIC] Redacted for Privilege Q1 2008 6 Highly Confidential KPN00082428

[GRAPHIC] Redacted for Privilege Q1 2008 7 Highly Confidential KPN00082429

[GRAPHIC] Conclusion and next steps • Considering current market valuation of Celtic and potential for value creation we propose to further investigate – the “Buy” scenario – the “keep” scenario (share buyback, position of non-exec KPN Board members going forward, etc.) Redacted for Privilege Q1 2008 8 Highly Confidential KPN00082430